UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2006

TEXOLA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

206 – 475 Howe Street, Vancouver, B.C. Canada V6C 2B3

(Address of principal executive offices and Zip Code)

604.685.2300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 19, 2006, our company announced that it has been advised by Tasman Exploration Ltd., the operator on our Chinchaga prospect, that it has signed a drilling contract for the resumption of drilling on its first well location, and has also reserved the drilling rig for two additional wells. The rig moved to the Chinchaga #1 well location on December 18th and is expected to spud on December 27th. The initial well will be drilled to a depth of approximately 8,900 feet to evaluate the Slave Point gas potential pursuant to a Farmout and Option Agreement dated March 7, 2006 among our company, Suncor Energy Inc. and others.

The Chinchaga exploration wells are in a winter only location. The first well was initially spudded March 2006 but drilling was suspended due to the approach of spring break-up.

Tasman has further advised that the proposed two additional wells on the Chinchaga prospect must be drilled prior to March 2007 and that lease and other operations preparations will be reported on as they proceed.

Item 9.01       Financial Statements and Exhibits.

Exhibits

99.1	News Release dated December 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

By: /s/ Thornton Donaldson

Name: Thornton Donaldson

Title: President, Secretary, Treasurer and Director

Dated: December 21, 2006